EXHIBIT 99.1

Investors	Media
Brod & Schaffer	Barbara Lindheim
(800) 987-8256	GendeLLindheim BioCom Partners
ir@peregrineinc.com	(212) 918-4650

PEREGRINE PHARMACEUTICALS FILES SHELF REGISTRATION STATEMENT

Tustin, CA, March 31, 2006 -- Peregrine Pharmaceuticals, Inc. (NASDAQ: PPHM), a biopharmaceutical company with a portfolio of innovative, clinical stage product candidates for viral diseases and cancer, today announced that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (SEC) which, when declared effective by the SEC, will allow Peregrine from time to time to offer and sell up to fifteen million shares of common stock. The terms of any offering made pursuant to this filing will be established at the time of the offering. The company intends to use the proceeds from the sale of any securities to advance its clinical programs and for other general corporate purposes.

The shelf registration statement filed today with the SEC has not yet become effective. No securities may be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualifications under the securities laws of any such jurisdiction.

About Peregrine
Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative product candidates in clinical trials for the treatment of cancer and viral diseases. The company is pursuing three separate clinical trials in cancer and anti-viral indications with its lead product candidates Tarvacin™ and Cotara®. Cotara, based on Peregrine’s tumor necrosis therapy technology, is in clinical trials to evaluate further its safety and efficacy in patients with glioblastoma, a particularly deadly form of brain cancer. Tarvacin, or bavituximab, is the first in a new class of anti-phosphotidylserine (PS) immunotherapeutics that targets and binds to cellular components that are normally not present on the outside of cells, but which become exposed on certain viruses and virally infected cells, as well as on the outside of the cells that line the blood vessels of tumors, creating a specific target for anti-viral and anti-cancer treatments. In February, Peregrine successfully completed enrollment in a Tarvacin Phase l clinical trial for the treatment of chronic hepatitis C virus infection, reporting that the drug appeared to be safe and well tolerated. Repeat dose and combination therapy studies are now being planned. Tarvacin also has demonstrated promising activity in a variety of preclinical cancer models, and Peregrine currently is conducting a Tarvacin Phase l trial for the treatment of solid tumor cancers. Peregrine also has in-house manufacturing capabilities through its wholly owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and bio-manufacturing services for both Peregrine and outside customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement:

Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals’ intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks relating to the effectiveness of the Form S-3, any potential offering of securities under the Form S-3, the use of proceeds from any sale of securities and the ability to advance the clinical trials of Tarvacin and Cotara. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by all a number of other factors, including the risk factors listed from time to time in the Company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2005, and the quarterly report on Form 10-Q for the quarter ended January 31, 2006. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

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